Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement of Uroplasty, Inc. on Form SB-2 of our report dated June 22, 2005, relating to the March 31, 2005 consolidated financial statements of Uroplasty, Inc. and Subsidiaries, appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ MCGLADREY AND PULLEN, LLP
Minneapolis, Minnesota
September 14, 2005